             As filed with the Securities and Exchange Commission
                               on November 13, 1997

                          Registration No. 333-22631

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                        Post-Effective Amendment No. 1

                                      to

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          BANYAN SYSTEMS INCORPORATED
            (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                                 04-2798394
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                  Identification Number)

120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS                    01581
 (Address of Principal Executive Offices)                   (Zip Code)


                          NON-QUALIFIED STOCK OPTION
                              COMMON STOCK AWARD
                           (Full title of the plan)

                             MARK G. BORDEN, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and address of agent for service)

                                (617) 526-6000
         (Telephone number, including area code, of agent for service)

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     Pursuant to a Registration Statement on Form S-8 (File No. 333-22631) filed with the Securities and Exchange Commission as of March 3, 1997 (the "Registration Statement"), Banyan Systems Incorporated (the "Company") registered under the Securities Act of 1933, as amended (the "Act"), a total of 1,200,000 shares of Common Stock, $.01 par value per share, of the Company. 200,000 of such shares were issued pursuant to a common stock award (the "Award Shares") and 1,000,000 of such shares were to be issued pursuant to a non-qualified stock option (the "Option Shares"). Each of the above-referenced common stock award and non-qualified stock option were granted by the Company to a certain recipient pursuant to a written employment agreement executed between the Company and such recipient (the "Employment Agreement").

     Pursuant to an amendment to the Employment Agreement, the Company has rescinded the grant of the Award Shares. This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering the Award Shares and deleting from the Registration Statement tne Reoffer Prospectus
relating to the Award Shares.   The Registration Statement shall remain
unchanged in all other respects, and the Option Shares shall remain registered under the Act in accordance with the Registration Statement.

     Pursuant to Rule 478 promulgated under the Act, the Company has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized, in the Town of Westboro, Commonwealth of Massachusetts, on this 3rd day of November, 1997.

                                    BANYAN SYSTEMS INCORPORATED



                                    By:  /s/ Richard M. Spaulding
                                         ------------------------
                                       Richard M. Spaulding
                                       Vice President, Finance and
                                       Chief Financial Officer